Exhibit 10 (e)
                          West Pharmaceutical Services, Inc.
                            Executive Incentive Bonus Plan


          The Incentive Bonus Plan is based on the following concepts:

          * Excellent service to our customers will create shareholder value.
          *    Employees must share in the Company's success.
          * Earnings per share (EPS) is the measurement of success for the total corporation.

          Here's how the plan works:

          TARGET BONUS

          The target bonus is a specific percentage of your base salary (in effect on December 31 of the prior year) and represents the amount of bonus you will receive if 100% of all performance factors is achieved.

          PERFORMANCE FACTORS

          There are two performance factors which are used to calculate bonuses:
          * 75% of the bonus calculation (referred to as the "EPS Portion") will depend on achievement of the earnings-per-share (EPS) target contained in the Company s business plan for the bonus year.

          * 25% of the bonus calculation will be based on the board of directors' evaluation of:

               1. Our success in growing revenues from West's current businesses

               2.   Our  success in  growing  West's  revenues through  new
                    business    opportunities    (acquisitions,    mergers,
                    licensing agreements, etc.)

          The EPS Portion of your bonus is tied directly to the percentage achievement of the EPS target. Thus, for example, if the Company achieves 110% of budgeted EPS results, you will receive 110% of your Bonus Portion. Of course, this means that your EPS Portion will be less than 100% if EPS results fall short of budget. There is no "maximum" payout opportunity, but no bonus at all will be paid if EPS does not equal at least 89% of the EPS target.

          ILLUSTRATION OF BONUS CALCULATION

          An executive earning $120,000, whose target bonus opportunity is 30%, would have his/her bonus calculated as follows if the Company achieves an 101% of budgeted EPS and the Board determines that management has achieved 100% for revenue growth success:


                   Target               Bonus       %Achieved         Bonus%                 Bonus$
          EPS      75%   x  Bonus   =   Opp.   x    (from scale) =    Earned    x Salary  =  Earned

          Rev.              Target      Bonus                                                Bonus$
          Growth   25%   x  Bonus   =   Opp.   x     %Achieved   =    Earned x    Salary  =  Earned

          EPS      75%   x  30%     =   22.5%  x    101%         =    22.73% x    120,000 =  $27,276

          Rev.
          Growth   25%   x  30%     =   7.5%   x    100%         =    7.5%   x    120,000  = $9,000

                                    Total Bonus Earned                30.4%                = $36,276





          BONUS AND INCENTIVE SHARES
          You will receive a portion of your annual bonus in shares of the Company's common stock. Here's how this program works:

          * Your total bonus award will be calculated applying appropriate tax deductions. 75% of that after-tax amount will be paid in cash (check) and 25% will be paid in shares of the Company s common stock (referred to as Bonus Shares ) based on the fair market value of the shares at the time of award.

          * A number of restricted shares (referred to as "Incentive Shares") equal to 25% of the Bonus Shares will also be issued to you at that time.

          * The Bonus Shares and Incentive will be deposited into an account in your name with a brokerage firm selected by the Company. You will receive dividends from Bonus Shares and Incentive Shares, which will be automatically reinvested in additional shares of stock.

          * The Incentive Shares will vest (i.e., will be yours to keep) at the end of four years from the date of award, so long as you do not sell or transfer your Bonus Shares during that period.

          * If you sell the Bonus Shares or leave the Company for any reason other than disability, retirement or death, the Incentive Shares awarded to you will be forfeited.

          * If your employment terminates due to death, retirement or disability, the restrictions will lapse and you will be entitled to receive a portion of the Incentive Shares according to the following schedule:

                   25% with at least one but less than two years continuous ownership of the Bonus Shares.

                   50% with at least two but less than three years continuous ownership of the Bonus Shares.

                   75% with at least three but less than four years continuous ownership of the Bonus Shares.

          Ownership records will be reviewed annually to verify continuous ownership.

          STOCK OWNERSHIP GUIDELINE

          Your personal stock ownership guideline is_________% of your base salary and is expected to be achieved in 5-7 years from the year an individual becomes eligible to participate in the Incentive Bonus Plan.





          MONITORING OUR PROGRESS

          Our progress in achieving the EPS target will be communicated throughout the year, and your manager will review your individual objectives on a quarterly basis.

          Use your TQM skills to lead the organization in overachieving our
          business  objectives.   You  will share  in  the reward  when  we
          succeed.
          ELIGIBILITY

          Eligibility and the amount and type of awards under this plan are solely at the discretion of management and are not guaranteed under any circumstances. Participants must be active employees
          on   December  31,  1999   to  be  eligible   for  bonus  payment
          consideration.